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                                                                   EXHIBIT 10.42

                                SMARTGATE INC.
                             2002 INCENTIVE PLAN
                     NONQUALIFIED STOCK OPTION AGREEMENT


Option Agreement Number:              N-002

Date of Grant/Award:                  January 22, 2002

Name of Optionee:                     Robert Knight

Optionee's Social Security Number:    N/A

Initial Vesting Date:                 January 22, 2003

Initial Exercise Date:                January 22, 2003

Expiration Date:                      January 21, 2007 (the "Option Term")

         1. Dated as of the above-stated Date of Grant/Award (the "Grant Date") a Stock Option (the "Option") is hereby granted to the above-named Optionee pursuant to the SmartGate Inc. 2002 Incentive Plan (the "Plan"). The Award of this Option conveys to the Participant the right to purchase from SmartGate Inc. (the "Company") up to Seventy-Five Thousand (75,000) shares of Stock (the "Option Shares") under the Plan at an exercise price of $3.50 per share. The Option awarded hereunder is intended to be a nonqualified stock option subject upon its exercise to treatment, for tax purposes, under Section 83 of the Internal Revenue Code, and is specifically not intended to be treated as an Incentive Stock Option, as such term is defined under Section 422 of the Internal Revenue Code.

         2. Except as specifically provided herein, the rights of the Optionee, or of any other person entitled to exercise the Option, are governed by the terms and provisions of the Plan. The Option is granted pursuant to the terms of the Plan, which is incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Company shall interpret and construe the Plan and this Option Agreement with respect to any issue arising thereunder or hereunder, and such interpretations and determinations by the Company shall be conclusive and will bind the parties hereto and any other person claiming an interest hereunder.

         3. To the extent not previously exercised, the Option and all rights with respect thereto, shall terminate and become null and void when the Option Term expires.

         4. Following any termination of Service with respect to the Optionee, the Option shall be exercisable only during the following timeframes:

                  (a) DISABILITY. If the Optionee's Service terminates because of the Optionee becomes disabled, the Option, to the extent unexercised and exercisable on the date on which Service thus terminated, may be exercised at any time during the twelve (12) month period immediately following the date on which the Optionee's Service thus terminated, but in no event any later than the date the Option Term expires.


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                  (b)      DEATH. If Service terminates because the Optionee
dies, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service thus terminated, may be exercised at any time during the twelve (12) month period immediately following the date on which the Optionee's Service thus terminated, but in no event any later than the date the Option Term expires. The Optionee's Service shall be deemed to have terminated on account of the Optionee's death if the Optionee dies within three (3) months of the Optionee's termination of Service for any other reason.

                  (c) OTHER TERMINATION OF SERVICE. If the Optionee's Service terminates for reasons other than those specifically enumerated, to the extent the Option remains unexercised and exercisable by the Optionee on the date on which the Optionee's Service thus terminated, the Option may be exercised at any time during the three (3) month period immediately following the date on which the Optionee's Service thus terminated, but in no event any later than the date the Option Term expires.

         5. Following the Initial Exercise Date, but subject to such further limitations provided for herein as may apply, the Option shall become exercisable as to all or any part of the Option Shares ("Vested Shares") awarded in accordance with the following Vested Ratio schedule:

   NUMBER OF SHARES OF STOCK          VESTING DATE
--------------------------------    ------------------
            25,000                  January 22, 2003

            50,000                  January 22, 2004

            75,000                  January 22, 2005

       There shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date.

         6. The Option may be exercised with respect to all or any part of the number of Vested Shares by the giving of written notice ("Notice") of the Optionee's intent to exercise to the Company at least five days prior to the date on which exercise is to occur. The Notice shall specify the exercise date and the number of Option Shares as to which the Option is to be exercised. Full payment of the Option exercise price by any of the means of consideration provided for under the Plan shall be made on or before the exercise date specified in the Notice. Such full payment having occurred on or before the exercise date specified in the Notice, or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee a certificate or certificates for the Option Shares then being purchased. If the Optionee fails to pay for any of the Option Shares specified in the Notice, or fails to accept delivery of Option Shares, the Optionee's right to purchase such Option Shares may be terminated by the Company.

         7. During the Optionee's lifetime, the Option granted hereunder shall be exercisable only by the Optionee or by any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in the case of the death of the Optionee, by will or by the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process.



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         8.       The Company may unilaterally amend the Option Award at any time if the Company determines, in its sole discretion, that amendment is necessary or advisable in light of any applicable addition to or change in the Internal Revenue Code, any regulations issued thereunder, or any federal or state securities law or other applicable law or regulation.

         9. Until the date a Stock certificate is issued to an Optionee, an Optionee shall have no rights as a stockholder with respect to the shares of Stock subject to Award under this ISO Agreement, and no adjustments shall be made for dividends of any kind or nature, distributions, or other rights for which the record date is prior to the date such Stock certificate is issued.

         10. The Optionee acknowledges having received and read a copy of the Plan and this Agreement and agrees to comply with all laws, rules and regulations applicable to the Award and to the sale or other disposition of the Stock of the Company received.

         11. In the event the Optionee should cease to be employed by or to provide Services to the Company, the Company hereby reserves a right to repurchase from Optionee, at its sole discretion, any or all shares issued to Optionee under the Plan which have been outstanding in excess of six months. Company is to pay to Optionee under such repurchase the Fair Market Value of the shares on the date of such repurchase and Optionee will, from that point onward, have no further shareholder rights with respect to those shares. The Company hereby reserves a right of first refusal on all the awarded shares which have been outstanding in excess of six months. During this time, prior to selling any shares, the Optionee must notify the Company, in writing, of the terms of the transaction in which the Optionee proposes to sell the shares. Such notice shall be supported by a bona fide formal letter of arrangement.

         The bona fide formal letter of arrangement must include (i) all of the terms of the transaction, (ii) a description of any financing arrangements related to the transaction, and (iii) full disclosure of all parties, whether agent or principal, who are interested in the transaction.

         The Company shall have sixty (60) days to determine if it or other stockholders in the Company will purchase the shares. The Company shall respond by the sixtieth (60th) day after receipt of the Optionee's notice or forfeit its rights under this paragraph. If the Company decides that neither it nor any other stockholders in the Company shall purchase the shares, the Optionee must engage in the transaction as described in the notice provided to the Company within sixty (60) days; otherwise, the Company's first refusal right shall again be applicable to any subsequently proposed sale of the shares.

         12. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices located at 4400 Independence Court, Sarasota, Florida 34234, and any notice to the Optionee shall be addressed to the Optionee at the address currently shown on the payroll records of the Company. Any notice shall be deemed duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.


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       IN WITNESS WHEREOF, SmartGate Inc. has caused its duly authorized officers to execute this nonqualified Stock Option Agreement, and the Optionee has placed his or her signature hereon, effective as of the Grant Date.

 SMARTGATE INC.

 Attest:

 By:  /s/ Stephen A. Michael, President
     ----------------------------------

 Title: President



 ACCEPTED AND AGREED TO:

 By: /s/ Robert Knight
     ----------------------------------
         Robert Knight, Optionee


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                   FILING SCHEDULE PURSUANT TO PARAGRAPH 2.
  INSTRUCTIONS TO ITEM 601 UNDER SECTION 229.601 EXHIBITS OF REGULATION S-K


         A stock option, also vesting in equal one-third increments and, substantially identical in all material respects except for the grantee and number of shares eligible for purchase was granted to Edmund C. King for the purchase of 125,000 shares.